As filed with the U.S. Securities and Exchange Commission on June 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Skillsoft Corp.

(Exact name of registrant as specified in its charter)

Delaware	83-4388331
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Innovative Way, Suite 2210

Nashua, NH 03062

(Address of principal executive offices) (Zip Code)

Skillsoft Corp. 2020 Omnibus Incentive Plan

(Full title of the plan)

Ronald Kisling

Chief Financial Officer

300 Innovative Way, Suite 2210

Nashua, NH 03062

(603) 324-3000

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Carlyn Williams

Arnold & Porter Kaye Scholer LLP

1144 Fifteenth Street

Denver, CO 80202-2848

(303) 836-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Skillsoft Corp. (the “Registrant” or the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) for the purpose of registering an additional 996,900 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), that may be issued to participants under the Company’s 2020 Omnibus Incentive Plan, as amended by the First Amendment thereto, and as further amended by the Second Amendment (the “Second Amendment”) thereto (as so amended, the “2020 Plan”). The Second Amendment, which increased the number of shares of Common Stock available for issuance under the 2020 Plan by 550,000 shares, was approved by the Registrant’s stockholders at its 2026 Annual Meeting of Stockholders held on June 25, 2026.

The Shares are being registered in addition to the following shares previously reserved for issuance under the 2020 Plan: (a) 13,105,902 shares registered on that registration statement on Form S-8 filed with the SEC on August 17, 2021 (File No. 333-258867); (b) 10,211,499 shares registered on that registration statement on Form S-8 filed with the SEC on May 24, 2022 (File No. 333-265182); (c) 12,353,687 shares registered on that registration statement on Form S-8 filed with the SEC on April 14, 2023 (File No. 333-271269); (d) 579,647 shares registered on that registration statement on Form S-8 filed with the SEC on April 15, 2024 (File No. 333-278684); (e) 1,100,000 shares registered on that registration statement on Form S-8 filed with the SEC on July 19, 2024 (File No. 333-280917); (f) 667,340 shares registered on that registration statement on Form S-8 filed with the SEC on April 14, 2025 (File No. 333-286523); and (g) 933,491 shares registered on that registration statement on Form S-8 filed with the SEC on April 7, 2026 (File No. 333-294913) (collectively, the “Prior Registration Statements”).

The Shares consist of (i) an additional 550,000 shares of Common Stock reserved for issuance under the 2020 Plan pursuant to the Second Amendment, and (ii) 446,900 shares of Common Stock that have or may become available for issuance under the 2020 Plan pursuant to the share counting, share recycling and other terms and conditions thereof. Other than the 550,000 shares of Common Stock that have become available for issuance pursuant to Second Amendment, the Shares registered by this Registration Statement do not represent an increase in the number of shares previously reserved for issuance under the 2020 Plan.

This Registration Statement relates to securities of the same class as to which the Prior Registration Statements relate and hereby incorporates by reference the contents of the Prior Registration Statements, except to the extent amended or superseded by the information set forth herein, or by any subsequently filed document that is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 (and related exhibits) on any Current Report on Form 8-K listed below):

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the SEC on April 7, 2026 (including information specifically incorporated by reference therein from the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 8, 2026);

(b)	The Registrant’s Current Report on Form 8-K, filed with the SEC on March 30, 2026;

(c)	The Registrant’s Current Report on Form 8-K, filed with the SEC on March 31, 2026;

(d)	The Registrant’s Current Report on Form 8-K filed with the SEC on May 21, 2026, and the additional Current Report on Form 8-K also filed by the Registrant on May 21, 2026;

(e)	The Registrant’s Quarterly Report on Form 10-Q filed with the SEC on June 9, 2026;

(f)	The Registrant’s Current Report on Form 8-K, filed with the SEC on June 30, 2026; and

(g)

The description of the Registrant’s Class A common stock contained in the Registration Statement on Form 8-A (File No. 001-38960) filed June 26, 2019, pursuant to Section 12(b) of the Exchange Act, as updated by the description of the Registrant’s Class A common stock in the Description of Securities filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement, including any information furnished pursuant to Item 2.02 or Item 7.01 (or related exhibits) of any Current Report on Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Index

Exhibit Number	Description
4.1

Second Amended and Restated Certificate of Incorporation of Skillsoft Corp., as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on April 15, 2024).

4.2

Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Skillsoft Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 24, 2023).

4.3

Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Skillsoft Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 29, 2023).

4.4	Amended and Restated Bylaws of Skillsoft Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 17, 2021).
4.5	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on April 14, 2023).
5.1*	Opinion of Arnold & Porter Kaye Scholer LLP.
10.1	Skillsoft Corp. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (File No. 333-257718) filed by the Registrant on July 6, 2021).
10.2	First Amendment to Skillsoft Corp. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 19, 2024).
10.3	Second Amendment to Skillsoft Corp. 2020 Omnibus Incentive Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-38960) filed with the SEC on May 8, 2026).
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Arnold & Porter Kaye Scholer LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included in signature pages of this Registration Statement)
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 30th day of June, 2026.

SKILLSOFT CORP.

By:	/s/ Ronald Kisling
Ronald Kisling, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Hovsepian and Ronald Kisling, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Skillsoft Corp., and any or all supplements and amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald W. Hovsepian	Chief Executive Officer and Director	June 30, 2026
Ronald W. Hovsepian	(Principal Executive Officer)

/s/ Ronald Kisling	Chief Financial Officer	June 30, 2026
Ronald Kisling	(Principal Financial Officer)

/s/ Keith Swiniarski	Chief Accounting Officer	June 30, 2026
Keith Swiniarski	(Principal Accounting Officer)

/s/ Helena B. Foulkes	Director	June 30, 2026
Helena B. Foulkes

/s/ Jim Frankola	Director	June 30, 2026
Jim Frankola

/s/ Arthur W. Gilliland	Director	June 30, 2026
Arthur W. Gilliland

/s/ Michael S. Klein	Director	June 30, 2026
Michael S. Klein

/s/ Karen G. Mills	Director	June 30, 2026
Karen G. Mills

/s/ Denis Nikolaev	Director	June 30, 2026
Denis Nikolaev

/s/ Paul Peake	Director	June 30, 2026
Paul Peake

/s/ Peter Schmitt	Director	June 30, 2026
Peter Schmitt